As filed with the Securities and Exchange Commission on   , 2004

                                File No. 0-50587
                                [GRAPHIC OMITTED]

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10/A
                                (Amendment No. 2)

                        GENERAL FORM FOR REGISTRATION OF
                 SECURITIES Pursuant to Section 12(b) or (g) of
                       The Securities Exchange Act of 1934

                           NATIONAL PATENT DEVELOPMENT
                    CORPORATION (Exact name of Registrant as
                            specified in its charter)

         Delaware                                              13-4005439
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


777 Westchester Avenue, White Plains, NY                          10604
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:         (914) 249-9700

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         To be so registered                each class to be registered

         None                               Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
               CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

Item 1.       Business


The information required by this item is contained under "Summary," "Business," "Relationship between GP Strategies and National Patent Development," "Special Considerations" and "Available Information" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 2.       Financial Information


The information required by this item is contained under "Summary," "Capitalization," "Pro Forma Consolidated Financial Information," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 3.       Properties


The information required by this item is contained under "Business--MXL Industries--Properties," "Business--Five Star Product--Properties," and "Business--Pawling Property" of the Information Statement filed herewith as
Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 4.       Security Ownership of Certain Beneficial Owners and Management


The information required by this item is contained under "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of National Patent Development" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 5.       Directors and Executive Officers


The information required by this item is contained under "Management" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 6.       Executive Compensation


The information required by this item is contained under "Executive Compensation" and "Management" of the Information Statement filed herewith as
Exhibit 99.1, which is hereby incorporated by reference herewith.



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Item 7.       Certain Relationships and Related Transactions


The information required by this item is contained under "Summary," "The Spin-Off," "Relationship Between GP Strategies and National Patent Development," "Description of Warrants," and "Description of Indebtedness" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 8.       Legal Proceedings


The information required by this item is contained under "Business--MXL Industries--Legal Proceedings," "Business--Five Star Product--Legal Proceedings," and "Relationship Between GP Strategies and National Patent Development--Claims Relating to Learning Technologies Acquisition" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters


The information required by this item is contained under "Summary," "The Spin-Off," "Capitalization," "Dividend Policy," and "Description of Capital Stock" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 10.      Recent Sales of Unregistered Securities


The information required by this item is contained under "The Spin-Off--Actions to be taken Prior to the Spin-Off," and "Description of Capital Stock" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 11.      Description of Registrant's Securities to be Registered


The information required by this item is contained under "Description of Capital Stock" and "Anti-Takeover Effects of Certain Provisions" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 12.      Indemnification of Directors and Officers


The information required by this item is contained under "Indemnification of Officers and Directors" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.


Item 13.      Financial Statements and Supplementary Data


The information required by this item is contained under "Summary," "Pro Forma Consolidated Financial Information," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement filed herewith as Exhibit 99.1, which is hereby incorporated by reference herewith.



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Item 14.      Changes in and Disagreements with Accountants on Accounting and
              Financial Disclosure

None.

Item 15.      Financial Statements and Exhibits.

     (a) Financial Statements

               The following financial statements are included in the Information Statement and filed as a part of this Registration Statement on Form 10:

          (1) Pro Forma Consolidated Financial Information of National Patent Development Corporation; and

          (2) Consolidated Financial Statements of National Patent Development Corporation

     (b) Exhibits. The following documents are filed as exhibits hereto:

       Number                                             Description


        2.1 Form of Distribution Agreement between GP Strategies Corporation and the Registrant*

        3.1 Form of Amended and Restated Certificate of Incorporation of National Patent Development Corporation*

        3.2         Form of Amended Bylaws of National Patent Development
                    Corporation**

        4.1 Form of certificate representing shares of common stock, par value $0.01 per share, of National Patent Development Corporation**

        4.2 Form of National Patent Development Corporation Warrant Certificate. Incorporated herein by reference to Exhibit
                    10.03 of GP Strategies Corporation Form10-Q for the quarter ended June 30, 2003

        10.1 Form of Management Agreement between GP Strategies Corporation and the Registrant*

        10.2 Form of Management Agreement between the Registrant and GP Strategies Corporation*

        10.3 Financing and Security Agreement dated August 13, 2003 by and between General Physics Corporation, MXL Industries, Inc. and Wachovia Bank, National Association. Incorporated herein by reference to Exhibit 10.10 of GP Strategies Corporation Form 10-Q for the quarter ended June 30, 2003.


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        10.4        Form of Tax Sharing Agreement between GP Strategies
                    Corporation and the Registrant*

        10.5 Note and Warrant Purchase Agreement, dated as of August 8, 2003, among GP Strategies Corporation, the Registrant, MXL Industries, Inc., Gabelli Funds, LLC, as Agent, and the Purchasers listed in Schedule 1.2 thereof. Incorporated herein by reference to Exhibit 10 of GP Strategies Form 10-Q for the quarter ended June 30, 2003.

        10.6 Mortgage, Security Agreement and Assignment of Leases dated August 14, 2003, between GP Strategies Corporation and Gabelli Funds, LLC. Incorporated herein by reference to
                    Exhibit 10.04 of GP Strategies Corporation Form 10-Q for the quarter ended June 30, 2003.

        10.7 Indemnity Agreement dated August 14, 2003 by GP Strategies Corporation for the benefit of the Registrant and MXL Industries, Inc. Incorporated herein by reference to Exhibit
                    10.07 of GP Strategies Corporation Form 10-Q for the quarter ended June 30, 2003.

        10.8        National Patent Development Corporation 2003 Incentive Stock
                    Plan*

        10.9 Employment Agreement, dated as of November 28, 2001, between Charles Dawson and Five Star Group, Inc. Incorporated herein by reference to Exhibit 10.12 of Five Star Products, Inc. Form 10-K for the year ended December 31, 2001.

        10.10 Loan and Security Agreement dated as of June 20, 2003 by and between Five Star Group, Inc. and Fleet Capital Corporation. Incorporated herein by reference to Exhibit 10.1 of Five Star Products, Inc. Form 10-Q for the quarter ended June 30, 2003.

        10.11 Agreement of Subordination & Assignment dated as of June 20, 2003, by JL Distributors, Inc. in favor of Fleet Capital Corporation as Lender to Five Star Group, Inc. Incorporated herein by reference to Exhibit 10.1 of Five Star Products, Inc. Form 10-Q for the quarter ended June 30, 2003.

        10.12 Lease dated as of February 1, 1986 between Vernel Company and Five Star Group, Inc., as amended on July 25, 1994. Incorporated herein by reference to Exhibit 10.6 of Five Star Products, Inc. Form 10-K for the year ended December 31, 1998.

        10.13 Lease dated as of May 4, 1983 between Vornado, Inc., and Five Star Group, Inc. Incorporated herein by reference to
                    Exhibit 10.7 of Five Star Products, Inc. Form 10-K for the year ended December 31, 1998.

        10.14 Credit Agreement dated March 8, 2001 by and between Allfirst Bank and MXL Industries, Inc*

        10.15 Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated June 26, 2001 by MXL Industries, Inc. to LaSalle Bank National Association*

        10.16 Amended and Restated Investor Rights Agreement dated as of May 30, 2003 by and among Hydro Med Sciences and certain Institutional Investors**

        10.17 Stock Purchase Option Agreement dated as of June 30, 2004 by and among GP Strategies Corporation, National Patent Development Corporation, Valera Pharmaceuticals Inc. and certain Institutional Investors**

        21.1        List of Subsidiaries**

        99.1        Information Statement**

* previously filed
** filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         NATIONAL PATENT DEVELOPMENT COPORATION



                                         BY:   Jerome I. Feldman
                                               Chief Executive Officer

Dated: August 9, 2004